Wegener Corporation and Subsidiaries

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wegener Corporation
Duluth, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File No. 33-45390, No. 33-42007, No. 333-08017, No. 33-27527, No. 333-29887, No. 33-51205, and No. 333-29889) of our reports dated November 23, 2005, relating to the consolidated financial statements and schedule of Wegener Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 2, 2005.

BDO Seidman, LLP
Atlanta, Georgia
November 30, 2005